Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)

The accompanying Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2003	By: /s/ James D. Hartman President, Chief Executive Officer and Chief Financial Officer